FORM OF
                                    AMENDMENT
                             DATED FEBRUARY 17, 2006
                                       TO
           DISTRIBUTION AND SHAREHOLDER SERVICES PLAN--C-CLASS SHARES
                                       OF
                              RYDEX DYNAMIC FUNDS,
                             DATED AUGUST 28, 2000,
                                   AS AMENDED

                          RYDEX DYNAMIC FUNDS - C-CLASS
                    DISTRIBUTION AND SHAREHOLDER SERVICE FEES
                          AS AMENDED FEBRUARY 17, 2006

RYDEX FUNDS - C-CLASS

Titan 500 Fund
Tempest 500 Fund
Venture 100 Fund
Velocity 100 Fund
Long Dynamic Dow 30 Fund
Inverse Dynamic Dow 30 Fund
DYNAMIC RUSSELL 2000 FUND
INVERSE DYNAMIC RUSSELL 2000 FUND

DISTRIBUTION AND SHAREHOLDER SERVICE FEES

Distribution Services...........................SEVENTY-FIVe BASIs POINTS (.75%)

Shareholder Services............................TWENTY-FIVE BASIS POINTS (.25%)

CALCULATION OF FEES

Distribution and Shareholder Service fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

ADDITIONS AND ARE NOTED IN BOLD.